Exhibit 99.1

Adamas One Announces Closing of Initial Public Offering

Scottsdale, AZ December 14, 2022 – Adamas One Corp. (NasdaqCM: JEWL) (“Adamas One” or the “Company”), The Original Lab-Grown Diamond Company ™, a high-tech company that leverages proprietary technology to produce high-quality, single-crystal, Lab-Grown Diamonds for jewelry and diamond materials for industrial uses, today announced the closing of its underwritten initial public offering of 2,450,000 shares of common stock at the public offering price of $4.50 per share for gross proceeds of $11,025,000, before underwriting discounts and commissions and offering expenses. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 367,500 shares of its common stock.

The shares began trading on The Nasdaq Capital Market on December 9, 2022 under the ticker symbol "JEWL."

The Company intends to use the net proceeds of this offering primarily for general corporate purposes, including working capital, R&D, and operating expenses, which may include debt repayment and capital expenditures.

Advisor Details

Alexander Capital, L.P. acted as sole book-running manager for the offering. Greenberg Traurig, LLP and Lucosky Brookman LLP served as co-counsel to Adamas. Carmel, Milazzo & Feil LLP served as counsel to the underwriters.

The securities described above are being offered by Adamas pursuant to a registration statement on Form S-1 (File No. 333-265344) that was filed with and declared effective by the U.S. Securities and Exchange Commission on November 14, 2022. The offering is being made only by means of a prospectus forming a part of the effective registration statement. A copy of the final prospectus related to the offering may be obtained from Alexander Capital, LP, 17 State Street 5th Floor, New York, NY 10004, Attention: Equity Capital Markets, or by calling (212) 687-5650 or emailing info@alexandercapitallp.com or by logging on to the SEC’s website at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended.

About Adamas One Corp

Adamas is a development stage lab-grown diamond manufacturer with nominal revenues to date that produces near flawless single-crystal diamonds for gemstone and industrial applications in its facilities in Greenville, South Carolina. The Company holds 36 patents and uses its proprietary chemical vapor deposition (CVD) to grow gem-sized and smaller diamond crystals. Adamas One™ lab-grown diamonds have the same physical, chemical and optical properties as mined diamonds. The Company’s controlled manufacturing processes enables it to produce very high-quality, high-purity, single-crystal colorless, near colorless and fancy colored Type IIA diamonds to suit a variety of industrial and gemstone applications. The Company intends to market and sell its diamonds into the wholesale jewelry and industrial markets. For more information, visit www.adamasone.com.

Forward-Looking Statements

This press release includes statements that may be deemed to be “forward-looking statements” under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Specific forward-looking statements in this press release include, among others, statements regarding the intended use of the net proceeds of the offering. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” and elsewhere in documents that we file from time to time with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of the document in which they are contained, and Adamas One Corp does not undertake any duty to update any forward-looking statements except as may be required by law. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

For more information contact:

Investor Relations

CORE IR

Scott Arnold, Managing Partner

(516) 222-2560

ir@adamasone.com

Media Relations

Jules Abraham

(917) 885-7378

Source: Adamas One Corp